                                                                  EXHIBIT 10.14

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED WITH AN **, HAVE BEEN SUBMITTED TO THE COMMISSION WITH THE CONFIDENTIAL TREATMENT REQUEST.

                                                          Agreement #970422-02

                             DISTRIBUTOR AGREEMENT

BETWEEN VASCO DATA SECURITY, INC., 1919 SOUTH HIGHLAND AVE., SUITE 118-C, LOMBARD, IL 60148, USA,

                         FAX: 1-630-495-0279 ("VASCO")
                                      and

HUCOM, INC., 1-7-7 UMESATO, SUGINAMI-kU, TOKYO, JAPAN 166, FAX: 81-3-5306-7334 ("DISTRIBUTOR")

Distributor agrees to purchase the "Product or "Products" described in the attached exhibits subject to the terms and conditions stated in:

     (a) the VASCO Standard Terms and Conditions of Sale except where specifically amended in a writing signed by a VASCO officer;
     (b)  the DISTRIBUTOR Discount Schedule
     (c)  the DISTRIBUTOR Agreement; and
     (d) any other exhibits attached to and made a part of this DISTRIBUTOR Agreement.
     (e)  Confidential Information Disclosure Agreement

1.   DISTRIBUTOR APPOINTMENT AND CERTAIN COVENANTS

     VASCO hereby appoints the Distributor, effective May 1, 1997, as its Exclusive Distributor, in the territory specified in the attached Exhibit A ("Territory"), subject to the terms and conditions set forth in this Agreement, and is authorized to purchase, sell and service in the Territory the Products, consisting of authentication devices, software, and manuals as more fully described in Exhibit B ("Products"). Distributor represents, warrants and covenants that it will:

     a. Maintain adequate sales facilities and trained personnel to aggressively promote Product sales in the Territory.

     b. Be responsible for promotion, advertising and technical support of the Products it sells to its customers. Upon VASCO's request, Distributor shall furnish to VASCO evidence of compliance with this Agreement.

     c. Acknowledge and agree that its initial and continuing qualification under this Agreement is within VASCO's sole discretion.

     d. will not remove from Products or alter in any way any nameplates, trade marks or patent information affixed by VASCO and may not without written consent of VASCO use any additional marks on or in relation to the Products nor will the Distributor acquire any right in respect of the names or marks of VASCO. The use of the names and marks of VASCO and the goodwill associated therewith shall inure to the benefit of VASCO. Distributor may however print its own logo or the customer logo on the front side of the VASCO tokens, subject to VASCO's approval. The VASCO names and marks are listed in Exhibit? appended hereto and as amended from time to time by VASCO.

     e. will have the right to resell the Products as such to sub-distributors, value-added resellers ("VAR"), Original Equipment Manufacturers ("OEM") and end-user customers.

     f. will have the right to translate the documentation related to the Products from English to the Japanese language. Distributor shall reproduce all of VASCO's copyright notices on all translated documents as such notices originally appear.

     g. acknowledge and accept that this Agreement shall not prevent OEMs and VARs to sell their products, systems or applications incorporating the VASCO Products to customers in the Territory. Distributor shall be notified if VASCO has knowledge of the OEMs' or VARs' intention to sell in the Territory.

     h. will comply with all provisions of this Agreement (including the exhibits hereto).

     i.      will not devise, retrofit, reverse engineer or alter the Products.

2.   ORDERING PROCEDURE

     (a) Distributor initially may place an order orally or by fax provided that it submits a confirming written purchase order within ten (10) days of the date of such oral or fax order. No order shall be binding on VASCO until VASCO has accepted it in writing, and VASCO shall have no liability for any purchase order which it does not accept. Partial shipment of an order shall not constitute acceptance of the entire order absent written acceptance of the entire order.

     (b) To facilitate VASCO's production scheduling Distributor agrees to use its best efforts to submit its purchase order at least ninety (90) days before the requested delivery date.

     (c) "VASCO" specifically disclaims any terms and conditions which might appear on Distributor's written purchase order which are inconsistent with terms and conditions contained in this agreement and the attached exhibits unless specifically accepted by VASCO in writing.

     (d) All orders are subject to the additional provisions of this Agreement, including, without limitation, the Terms and Conditions of Sale (Distributor) and Exhibit C: Minimum Order, Yearly Commitment and Delivery Terms.

3.   CANCELLATION AFTER ACCEPTANCE

     If Distributor (a) cancels all or any part of any order, (b) fails to meet any obligation resulting in cancellation or rescheduling of any order or portion thereof; (c) requests a rescheduling of scheduled Product shipments which VASCO has previously accepted; or (d) requests a configuration change which VASCO has previously accepted, Distributor agrees to pay VASCO the following cancellation/rescheduling charges if both parties agree to a non-cancelable order at the time the order is placed:

CANCELLATION OR
     RESCHEDULE          CHARGE AS A % OF
     NOTICE IS RECEIVED:                  PRODUCT LIST PRICE:
     -------------------                  -------------------

61-90 days before the scheduled                    5%
delivery date

31-60 days before the scheduled                   10%
delivery date

0-30 days before the scheduled                    15%
delivery date

4.     RETURNS

     (a) Distributor shall have the right to inspect the Products upon receipt. Products shall be deemed accepted if they are not rejected within thirty (30) days after shipment or have been used or disposed of.

     (b) If a Product is defective, Distributor shall have the right to return it for credit against future purchases provided that it is on the current VASCO Price List and has not been used, abused or damaged.

     (c) If a Product is not defective, Distributor shall have no right to return it; however, VASCO, in its sole discretion, may consent to accept its return for credit against future purchases provided that it has not been used, abused or damaged and provided further that Distributor pays a restocking fee equal to fifteen percent (15%) of Distributor's net purchase price for that Product.

     (d) To return or reject a Product, Distributor shall request a Return Material Authorization ("RMA") number from VASCO. VASCO shall provide the RMA number in writing or by fax within fifteen (15) days of receipt of the request. Within ten (10) days of receipt of the RMA number Distributor shall return the Product, freight prepaid, to VASCO in the original shipping carton with the RMA number displayed on the outside of the carton. VASCO shall have the right to refuse or accept any Products that do not bear an RMA number on the outside of the carton and to return them to Distributor freight collect.

5.   WARRANTY DISCLAIMER

     (a) VASCO makes no warranty of any kind to Distributor, whose only remedies shall be to reject the Products and return them to VASCO as provided in paragraph 4 above.

     (b) VASCO grants Distributor the right to pass along to Distributor's customers VASCO's standard End User's Limited Warranty for the Products set forth in Paragraph 7 of the Standard Terms and Conditions of Sale (Distributor) attached hereto, subject to all the limitations set forth therein.

     (c) NO OTHER WARRANTY IS EXPRESSED OR IMPLIED. VASCO SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES PROVIDED IN THIS AGREEMENT, INCLUDING THE REMEDIES FOR RETURN OF DEFECTIVE GOODS, ARE DISTRIBUTOR'S SOLE REMEDIES. VASCO WILL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED IN CONTRACT, TORT OR OTHER LEGAL THEORY.

6.   TERM AND TERMINATION

     (a) Term. This Agreement shall continue in force until December 31 of the year in which the Agreement is fully executed by both parties ("Annual Expiration Date"). This Agreement shall continue in force for a term of one (1) year from the date thereof unless terminated earlier under the provisions of this Section 6. This Agreement shall renew automatically at the annual expiration date for an additional twelve (12) month period unless either party provides sixty (60) day written notice as specified below. The terms and conditions of the Exhibits of this Agreement do not renew automatically and are subject to change at the time of the annual expiration date of the Agreement.

     (b) Termination. Either party may cancel this Agreement in their sole discretion, whether or not it has been extended beyond the initial term, by giving the other party written notice sixty (60) days in advance.

     (c) Limitation on Liability. If either party terminates this Agreement in accordance with any of its provisions, neither party shall be liable to the other as a result of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of VASCO or Distributor pursuant to this Agreement. Termination shall not, however, relieve either party of obligations incurred before the termination. In the event of a breach of this Agreement, the nonbreaching party shall have such rights and remedies as provided under the laws of the State of Illinois, subject to the limitations on the liability of VASCO provided in this Agreement (including any exhibit hereto).

7.   SOFTWARE SUBJECT OF RESTRICTIONS

     VASCO grants Distributor the limited right to distribute the software materials in accordance with the license terms supplied with a Product. Where the software is designed as confidential or a trade secret in its license terms, Distributor agrees to ensure that its customers safeguard the software in accordance with the highest industry standards and applicable law, using its best efforts to prevent unauthorized disclosure. Distributor shall maintain all of VASCO's copyright notices on all software materials as such notices originally appear.

8.  CERTAIN RESPONSIBILITIES OF DISTRIBUTOR
    Distributor shall:

(a) shall use its best efforts and diligence in promoting and initiating effectively the sales of the Products in the Territory;

(b) maintain in each country of the Territory, adequate facilities and sufficient qualified staff for the promotion, demonstration, installation, maintenance, replacement and First Level Technical Support of the Products. First Level Technical Support means that the provision of field personnel responsible for direct contact with the customers and capable of handling the customer's inquiries regarding normal usage of the Products;

(c) be responsible for promotion and advertising of the Products it sells to its customers and provide VASCO evidence of such efforts.

(d) maintain sufficient and representative stocks of the Products

(e) provide a Sales and Marketing Plan prior to the signature of this Agreement for discussion with VASCO, which will be attached under Exhibit F. Thereafter updated Sales and Marketing Plans will be provided every six months (including but not limited to a forecast of sales to prospects and customers in the Territory) to VASCO to evidence its compliance with this obligations mentioned in article 8(a), 8(b), 8(c), and 8(d).

(f) will not without written authorization from VASCO participate directly or indirectly, in the development, manufacturing or distribution of any product which is similar to the Products listed in Exhibit B. Violation against this article will cause an immediate termination of this Agreement and the Distributor will be liable to compensate all the costs and the losses of VASCO caused by this violation.

(g) provide VASCO with a quarterly report, to be delivered to VASCO by the 20th working day of each new quarter, listing the number of tokens and software licenses sold to the respective customers in the Territory during the previous quarter.

(h) obtain the necessary government approvals, if so required, to distribute the Products in the Territory;

(i) make no representations, oral or written, in connection with the Products which are not in conformity with the commercial and technical documentation.

(j) not solicit orders from customers outside the territories without prior written consent or instruction from VASCO. However the Distributor will be allowed to execute orders from customers in the Territory for VASCO Products which are destined for the customers' location and subsidiaries outside the Territory.

(k) shall not apply for a patent covering any of the Products listed in Exhibit B, directly or indirectly, without the prior written consent of VASCO.

9. CERTAIN RESPONSIBILITIES OF VASCO

VASCO warrants and represents that it will:

(a) provide Second Level Technical Support to Distributor for the Products still under warranty or supported by a valid Maintenance Agreement provided by VASCO. This Support means the provision of personnel which are technically knowledgeable with respect to the Products and which shall be available by fax or telephone during normal business hours to handle customer inquiries or problems which have not been resolved by First Level Technical Support, provided the Distributor's personnel have supplied VASCO's personnel with the appropriate documentation concerning the inquiry or the problem. Typical response time for telephone assistance will be within 24 hours, or the next business day after notification by Distributor;

(b) provide Distributor copies of available commercial and technical documentation in English. New documentation is to be released when the new Products or the new versions of the Products are released.

(c) notify Distributor of any new Products which VASCO intends to market and will give Distributor a reasonable opportunity of entering into a similar distribution agreement for said additional Products.

(d) use its best efforts to supply the Products within the terms indicated in its order acknowledgment or within terms indicated in the public price lists.

(e) send leads generated through promotional and advertisement activities of VASCO.

(f) will actively support the Distributor according to the Sales and Marketing Plan agreed upon, especially in connection with the introduction of the Products in the Territory. At times mutually agreeable to VASCO and Distributor VASCO will visit the Distributor to support Promotional Campaigns, Sales and
          Presentations of new Products.

(g) will not distribute information on Distributor's customers to any third party without written permission from Distributor to VASCO.

10.  NOTICES

     Any notice required or permitted by this Agreement shall be in writing and shall be given (and will be deemed to have been given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written communication, by overnight mail or by certified or registered mail, postage prepaid, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or to such other address for which such party gives notice hereunder.

11.  AMENDMENTS, MODIFICATIONS, WAIVERS, ETC.

     Any alterations to, additions to, amendments, deletions, modifications or waivers of any terms and conditions contained herein and in the attached exhibits shall not be binding on the parties hereto unless agreed to in writing by the parties hereto, except for prices or other changes contemplated by this Agreement.

12.  TRAINING

     Training for VASCO Products for up to ten (10) employees of Distributor shall be provided by VASCO, at a VASCO facility, at no charge by VASCO to the Distributor for the first training session. Subsequent training sessions, if required by DISTRIBUTOR, shall be provided at a charge by VASCO to Distributor. In all cases, any travel and living expenses incurred as a result of requested training shall be the responsibility of Distributor.

13.  PROMOTIONAL MATERIALS

     VASCO shall provide a minimal number (50 each) of product brochures to Distributor. Additional product brochures may be purchased by Distributor, from VASCO, at the current production cost. Other promotional items (i.e. evaluation units, promotional products, etc.) may be purchased from VASCO at the then current DISTRIBUTOR Discount price.

14.  EXHIBITS

     The exhibits initialed below are attached to and incorporated herein and made a part of this Agreement:

_____ Terms and Conditions of Sale - Distributors

_____ Proprietary Information Agreement

_____ Exhibit A: Territory

_____ Exhibit B: Products

_____ Exhibit C: Minimum Order, Yearly Commitment and Delivery Terms

_____ Exhibit D: Distributor Price List

_____ Exhibit E: Marketing Plan and Marketing and Promotion Budget

1.   ARBITRATION

     Any controversy or claim arising out of or relating to this agreement or breach thereof, shall be settled by binding arbitration in Lombard, IL as administered by the American Arbitration Association under its commercial arbitration rules. The arbitration shall be conducted before a panel of three arbitrators. At least one of the arbitrators shall be knowledgeable about hardware and software distribution agreements. Judgment on the award rendered by the arbitrators may be entered in any court in Illinois having jurisdiction thereof. Provided however, any party may seek injunctive relief in competent court for violation of the attached Confidential Information Disclosure Agreement.

IN WITNESS WHEREOF, each of VASCO and Distributor has duly executed this Agreement as of the 3rd day of June, 1997.

VASCO DATA SECURITY, INC.                      HUCOM, INC.


BY: /s/ T. Kendall Hunt                        BY: /s/ Hideaki Sato
   ---------------------------------              ------------------------------

NAME:       T. Kendall Hunt                    NAME:   Hideaki Sato

TITLE:      Chief Executive Officer            TITLE:   CEO & President

ADDRESS: 1919 South Highland Avenue            ADDRESS:  1-7-7 SKT Bld.
         Suite 118-C                                     Umesato Suginami-ku
         Lombard, IL 60148                               Tokyo, Japan
         U. S. A.

                                   EXHIBIT A

                                   TERRITORY

The Distributor agrees to represent, on an exclusive basis, VASCO products listed in Exhibit B in Japan.

                                   EXHIBIT B

                                    PRODUCTS

The Distributor is authorized to sell the following VASCO products:

1.  AccessKey II

2.  Digipass V5

3.  VACMan/Server Product Suite

4.  Digilink

5.  Initialization Software for Digipass V5

6   Robot for initialization of Digipass V5

7.  VDSI/AMS (Initialization software and hardware for AccessKey II)

8.  AccessKey  Version 3 (when available)

9.  Authenticard II (when available)

10. Other VASCO products that may become available during the term of this agreement.

11. Netscape products available through VASCO's OEM Agreement, but on a non-exclusive basis.

                                    EXHIBIT C

                MINIMUM ORDER, YEARLY COMMITMENT & DELIVERY TERMS


Minimum Order Quantities
The minimum order quantities for the following Products, will be as follows:
Digipass V5:      100 units

AuthentiCard:     50 units at 1st order, 100 at 2nd order and 500 as from 3rd order



Yearly Commitment

In exchange for this exclusive Distributor Agreement, Distributor commits to purchase Products as listed in Exhibit B for a value of minimum $500,000.00 US Dollars during the first term of the Agreement (calendar year 1997) and $1,000,000.00 US Dollars for the second term (calendar year 1998). If, during either term of the Agreement, Distributor fails to place orders equaling or greater than the minimum order commitment for a specific term, Distributor agrees to pay VASCO any remaining amount, prior to the end of that term.

Three months prior to the end of the second term, the parties to this Agreement will agree upon the Yearly commitment for the third term of this Agreement.

If Distributor fails to meet the minimum purchase commitment for the first two terms of the agreement or a minimum of 80 percent of the Yearly Quota for subsequent terms of the Agreement, then VASCO has the right to terminate the exclusive appointment of Distributor, to terminate the Agreement or both upon 30 days written notice to Distributor.

All minimum price commitments and yearly quotas are based upon the then current Distributor Price Schedule.

Delivery term

The delivery term for the Digipass V5 and the AuthentiCard is standard approximately 16 weeks for quantities in excess of 500 units, unless a forecast mechanism is in place. Quantities below 500 units are normally available within 2 weeks upon confirmation of order.

                                    EXHIBIT D

                             DISTRIBUTOR PRICE LIST


The enclosed Distributor Price Lists defines transfer prices from VASCO to Distributor for orders received after the signature of this Agreement and such prices are subject to change as provided in the Standard Terms and Conditions of Sale (Distributor) attached to this Agreement. All prices are FOB Lombard, IL excluding shipping charges and taxes.

                                                                      EXHIBIT D

                                                                        DIRECT





                           VASCO Data Security, Inc.
                        Price Listing as of May 28, 1997


                                                               1 to    100 to   500 to  1,000 to  5,000 to    10,000 to
     Part #           Description               List Price      99      499      999    4,999     9,999       49,999
   100-12000-0000    AccessKey II                 $ **          **      **       **      **        **           **
   100-01200-1000    AKII Provisioning            $ **          **      **       **      **        **           **

   300-05000-0000    Digipass V5                  $ **          **      **       **      **        **           **
   300-05000-1000    Digipass Provisioning        $ **          **      **       **      **        **           **

   100-07000-0000    CryptaPakb                   $ **          **

   300-05100-0000    Digilink                     $ **          **      **       **      **        **           **

                                                50,000 to     100,000 to     250,000 to
     Part #           Description               99,999        249,999        499,999           500,000+
   100-12000-0000    AccessKey II                **            **              **               **
   100-01200-1000    AKII Provisioning           **            **              **               **

   300-05000-0000    Digipass V5                 **            **              **               **
   300-05000-1000    Digipass Provisioning       **            **              **               **

   100-07000-0000    CryptaPakb

   300-05100-0000    Digilink                    **            **              **               **

  OPTIONS - ACCESSKEY II
  100-01200-0500   PIN Protection (per unit)        $ **
  100-04100-0000   AMS Keycutter System             $ **
  100-41200-0000   Evaluation Kit #1                $ **  Includes 4 AKII's, AccessKey API software and documentation
  100-41201-0000   Evaluation Kit #2                $ **  Includes 4 AKII's, AccessKey API software, LOAN of a single key cutter and documentation

OPTIONS - DIGIPASS V5
   300-05100-1000    PC Software for initial        $ **
                       Digipass w/ Digilink
   300-05100-2000    Initialization Robot           $ ** PC not included
                       for Digipass V5
   300-05100-0500    Leather Case for DP V5         $ **


Notes:
a  Additional years beyond year 1.
b  Includes SmartCard, SmartCard Reader and software.

Shipping charges, handling, customs and duties will be the responsibility of the Customer and will vary based upon the size and destination of the order.

                                                                        DIRECT


                           VASCO Data Security, Inc.
                        Price Listing as of May 28, 1997


VACMAN PRODUCTS                                                              NUMBER OF USERS
                                                  -------------------------------------------------------------------------
                                                  Up to      Up to      Up to      Up to      Up to      Up to
Part #         Description                         100        500       2,500      5,000      7,500     10,000    Unlimited
                                                  -----      -----      -----      -----      -----     ------    ---------
                                                see note c
n/a          Primary VACMan/Server                 **          **        **          **         **        **         **
             (including one (1) copy of          200-10001  200-10005  200-10025  200-10050  200-10075  200-10100  200-19999
             Netscape's Directory                                                Part Numbers
             Server and VACMan/LDAP)

n/a          Backup VACMan/Server                   n/a        **        **          **         **        **         **
                                                           200-20005  200-20025   200-20050  200-20075  200-20100  200-29999
                                                                                 Part Numbers

Part #                Description                List Price
--------------------------------------------------------------
200-15001-0200   VACMan/TACACS for Primary Server      $  **
200-25001-0200   VACMan/TACACS for Backup Server       $  **
200-15002-0200   VACMan/Accountant for Primary Serve   $  **
200-25002-0200   VACMan/Accountant for Backup Server   $  **
200-15003-0200   VACMan/LDAPa                          $  **
200-15004-0200   VACMan/Client NT                      $  **
200-15005-0200   VACMan/Client RAS                     $  **
200-15006-0200   VACMan/Client Solaris                 $  **
200-15007-0200   VACMan/Client Enterprise              $  **
200-15008-0200   Win95 Dialer                          $  **  ---------------------------------------------------------------------
200-90001-0200   RADIUS SDK - NTb                      $  **  For single customer transactions only;  Prices are for license only
200-90002-0200   RADIUS SDK - Solarisb                 $  **              plus one set of media per transaction.
-----------------------------------------------------------------------------------------------------------------------------------
                                                       1 to      10 to     250 to      500 to    5,000 to   10,000 to
   Part #                Description                     9        249       499        4,999      9,999      19,999      20,000+
-----------------------------------------------------------------------------------------------------------------------------------
200-30001-0200 VACMan/Personal NT (price per user)    $   **      **         **          **        **         **           **
200-30002-0200 Point 'n Crypt                         $   **      **         **          **        **         **           **


Netscape Software                                   For single customer transaction only.
                                                 ----------------------------------------------
                                                   1 to       5 to       15 to      50 to
   Part #                Description                4          14         49         99
-----------------------------------------------------------------------------------------------
500-00000-0100 SuiteSpot                           $  **      **         **         **
500-01000-0100 Certificate Server                  $  **      **         **         **
500-02000-0100 Enterprise Server                   $  **      **         **         **
500-03000-0100 Directory Server                    $  **      **         **         **
500-04000-0100 FastTrack Server                    $  **      **         **         **


                                                   For single customer transactions only;  Prices are for license only plus one set of media per transaction.
                                                  -----------------------------------------------------------------------------
                                                       1 to       10 to     250 to     500 to    5,000 to   10,000 to
Part #                  Description                      9         249        499      4,999      9,999     19,999       20,000+
                                                  -----------------------------------------------------------------------------
500-50000-0100   Netscape Navigator Personal Edition    $ **         **         **        **        **          **         **
500-51000-0100   Netscape Navigator Gold Personal
                 Edition                                $ **         **         **        **        **          **         **


Notes:
Not yet available.
Non-Disclosure Agreement required.
Requires additional purchase of 25 tokens (either AccessKey or Digipass).

Shipping charges, handling, customs and duties will be the responsibility of the Customer and will vary based upon the size and destination of the order.

                           VASCO Data Security, Inc.                  DIRECT
                        Price Listing as of May 28, 1997



Additional Services Available:

                        Description                                         List Price
            Customized Platform Integration                                          **
              (pricing per Operating System)
            Customized Application Integration                                       **
              (pricing per Operating System)

            Software Protection Plan (SPP)a                                          **

            TELEPHONE SUPPORT:
            5 Incidents                                                    $         **
            10 Incidents                                                   $         **
            20 Incidents                                                   $         **

a  Customers covered by SPP will receive all bug fixes and functional enhancements made to the software by VASCO.



VACMAN UPGRADE CALCULATION:

Upgrades are to be calculated as the difference in the list prices of the products being upgraded ** Therefore, if a customer was upgrading the Primary VACMan/Server from 2,500 users to 5,000 users, the upgrade charge would be as follows:

    **

When calculating the upgrade, all user-based products should be considered.





EVALUATION PRODUCTS AND KITS:
600-10000-0200 VACMan Evaluation Software w/ 30 day license
600-01200-0000 AccessKey Demo Kit
600-05000-0000 Digipass Demo Token

                                                                             VAR


                           VASCO Data Security, Inc.
                        Price Listing as of May 28, 1997


                                                               1 to    100 to   500 to  1,000 to  5,000 to    10,000 to
     Part #           Description               List Price      99      499      999    4,999     9,999       49,999
   100-01200-0000    AccessKey II                 $ **          **      **       **      **        **           **
   100-01200-1000    AKII Provisioning            $ **          **      **       **      **        **           **

   300-05000-0000    Digipass V5                  $ **          **      **       **      **        **           **
   300-05000-1000    Digipass Provisioning        $ **          **      **       **      **        **           **

   100-07000-0000    CryptaPakb                   $ **          **

   300-05100-0000    Digilink                     $ **          **      **       **      **        **           **

                                                50,000 to     100,000 to     250,000 to
     Part #           Description               99,999        249,999        499,999           500,000+
   100-01200-0000    AccessKey II                **            **              **               **
   100-01200-1000    AKII Provisioning           **            **              **               **

   300-05000-0000    Digipass V5                 **            **              **               **
   300-05000-1000    Digipass Provisioning       **            **              **               **

   100-07000-0000    CryptaPakb

   300-05100-0000    Digilink                    **            **              **               **


OPTIONS - ACCESSKEY II

  100-01200-0500   PIN Protection (per unit)        $ **
  100-04100-0000   AMS Keycutter System             $ **
  100-41200-0000   Evaluation Kit #1                $ **  Includes 4 AKII's, AccessKey API software and documentation
  100-41201-0000   Evaluation Kit #2                $ **  Includes 4 AKII's, AccessKey API software, LOAN of a single key cutter and documentation

OPTIONS - DIGIPASS V5

   300-05100-1000    PC Software for initializing   $ **
                       Digipass w/ Digilink
   300-05100-2000    Initialization Robot           $ ** PC not included
                       for Digipass V5
   300-05100-0500    Leather Case for DP V5         $ **



Notes:
a  Additional years beyond year 1.
b  Includes SmartCard, SmartCard Reader and software.


Shipping charges, handling, customs and duties will be the responsibility of the Customer and will vary based upon the size and destination of the order.

                                                                        VAR


                           VASCO Data Security, Inc.
                        Price Listing as of May 28, 1997


VACMAN PRODUCTS                                                                   NUMBER OF USERS
                                                  --------------------------------------------------------------------------------
                                                   Up to      Up to      Up to      Up to        Up to         Up to
Part #         Description                          100        500       2,500      5,000        7,500        10,000      Unlimited
-----------------------------------------------------------------------------------------------------------------------------------
                                                see note(c)
n/a          Primary VACMan/Server           $     **          **          **          **           **          **           **
             (including one (1) copy of         200-10001   200-10005   200-10025   200-10050    200-10075   200-10100    200-19999
             Netscape's Directory                                                Part Numbers
             Server and VACMan/LDAP)
------------------------------------------------------------------------------------------------------------------------------------

n/a          Backup VACMan/Server                   n/a       **          **          **           **          **           **
                                                           200-20005   200-20025   200-20050    200-20075   200-20100    200-29999
                                                                                 Part Numbers
------------------------------------------------------------------------------------------------------------------------------------


Part #                Description                List Price
--------------------------------------------------------------
200-15001-0200   VACMan/TACACS for Primary Server      $  **
200-25001-0200   VACMan/TACACS for Backup Server       $  **
200-15002-0200   VACMan/Accountant for Primary Serve   $  **
200-25002-0200   VACMan/Accountant for Backup Server   $  **
200-15003-0200   VACMan/LDAP(a)                        $  **
200-15004-0200   VACMan/Client NT                      $  **
200-15005-0200   VACMan/Client RAS                     $  **
200-15006-0200   VACMan/Client Solaris                 $  **
200-15007-0200   VACMan/Client Enterprise              $  **
200-15008-0200   Win95 Dialer                          $  **
                                                                     --------------------------------------------------------------
200-90001-0200   RADIUS SDK - NT(b)                    $  **             For single customer transactions only;  Prices are for
200-90002-0200   RADIUS SDK - Solaris(b)               $  **              license only plus one set of media per transaction.
-----------------------------------------------------------------------------------------------------------------------------------
                                                            1 to       10 to     250 to      500 to    5,000 to   10,000 to
   Part #                Description                          9         249       499        4,999      9,999      19,999    20,000+
-----------------------------------------------------------------------------------------------------------------------------------
200-30001-0200 VACMan/Personal NT (price per user)    $      **          **        **          **        **          **        **
200-30002-0200 Point 'n Crypt                         $      **          **        **          **        **          **        **


Netscape Software                                             For single customer transaction only.
                                                 --------------------------------------------------------------
                                                   1 to            5 to            15 to          50 to
   Part #                Description                4               14              49             99
---------------------------------------------------------------------------------------------------------------
500-00000-0100   SuiteSpot                     $  **                **              **             **
500-01000-0100   Certificate Server            $  **                **              **             **
500-02000-0100   Enterprise Server             $  **                **              **             **
500-03000-0100   Directory Server              $  **                **              **             **
500-04000-0100   FastTrack Server              $  **                **              **             **


                                                           For single customer transactions only;  Prices are for license only plus one set of media per transaction.
                                                  ----------------------------------------------------------------------------------
                                                         1 to         10 to     250 to     500 to    5,000 to   10,000 to
Part #                  Description                        9           249        499      4,999      9,999     19,999       20,000+
------------------------------------------------------------------------------------------------------------------------------------
500-50000-0100   Netscape Navigator Personal Edition    $ **           **         **         **          **        **          **
500-51000-0100   Netscape Navigator Gold Personal
                 Edition                                $ **           **         **         **          **        **          **


Notes:
(a) Not yet available.
(b) Non-Disclosure Agreement required.
(c) Requires additional purchase of 25 tokens (either AccessKey or Digipass).

Shipping charges, handling, customs and duties will be the responsibility of the Customer and will vary based upon the size and destination of the order.

                                                                             VAR

                           VASCO DATA SECURITY, INC.
                        PRICE LISTING AS OF MAY 28, 1997


VACMAN UPGRADE CALCULATION:

Upgrades are to be calculated as the difference in the list prices of the products being upgraded **. Therefore, if a customer was upgrading the Primary VACMan/Server from 2,500 users to 5,000 users, the upgrade charge would be as follows:

                                      **


When calculating the upgrade, all user-based products should be considered.

                                                                     DISTRIBUTOR


                           VASCO Data Security, Inc.
                        Price Listing as of May 28, 1997


                                                               1 to    100 to   500 to  1,000 to  5,000 to    10,000 to
     Part #           Description               List Price      99      499      999    4,999     9,999       49,999
   100-12000-0000    AccessKey II                 $ **          **      **       **      **        **           **

   300-05000-0000    Digipass V5                  $ **          **      **       **      **        **           **

   100-07000-0000    CryptaPakb                   $ **          **

   300-05100-0000    Digilink                     $ **          **      **       **      **        **           **



                                                50,000 to     100,000 to     250,000 to
     Part #           Description               99,999        249,999        499,999           500,000+
   100-12000-0000    AccessKey II                **            **              **               **

   300-05000-0000    Digipass V5                 **            **              **               **

   100-07000-0000    CryptaPakb

   300-05100-0000    Digilink                    **            **              **               **


  OPTIONS - ACCESSKEY II

  100-01200-0500   PIN Protection (per unit)        $ **
  100-04100-0000   AMS Keycutter System             $ **
  100-41200-0000   Evaluation Kit #1                $ **  Includes 4 AKII's, AccessKey API software and documentation
  100-41201-0000   Evaluation Kit #2                $ **  Includes 4 AKII's, AccessKey API software, LOAN of a single key cutter and documentation

OPTIONS - DIGIPASS V5

   300-05100-1000    PC Software for initializing   $ **
                       Digipass w/Digilink
   300-05100-2000    Initialization Robot           $ ** PC not included
                       for Digipass V5
   300-05100-0500    Leather Case for DP V5         $ **



Notes:
------
a  Additional years beyond year 1.
----------------------------------
b  Includes SmartCard, SmartCard Reader and software.
-----------------------------------------------------


Shipping charges, handling, customs and duties will be the responsibility of the Customer and will vary based upon the size and destination of the order.
-------------------------------------------------------------------------------

                          VASCO Data Security, Inc.
                       Price Listing as of May 28, 1997



                                                                    DISTRIBUTOR


NETSCAPE SOFTWARE                                  For single customer transaction only.
                                                 ----------------------------------------------
                                                   1 to       5 to       15 to      50 to
   Part #                Description                4          14         49         99
-----------------------------------------------------------------------------------------------
500-00000-0100 SuiteSpot                           $  **      **         **         **
500-01000-0100 Certificate Server                  $  **      **         **         **
500-02000-0100 Enterprise Server                   $  **      **         **         **
500-03000-0100 Directory Server                    $  **      **         **         **
500-04000-0100 FastTrack Server                    $  **      **         **         **


                                                   For single customer transactions only;  Prices are for license only plus one set of media per transaction.
                                                  -----------------------------------------------------------------------------
                                                       1 to       10 to     250 to     500 to    5,000 to   10,000 to
Part #                  Description                      9         249        499      4,999      9,999     19,999       20,000+
--------------------------------------------------------------------------------------------------------------------------------
500-50000-0100   Netscape Navigator Personal Edition    $ **         **         **        **        **          **         **
500-51000-0100   Netscape Navigator Gold Personal
                 Edition                                $ **         **         **        **        **          **         **



Shipping charges, handling, customs and duties will be the responsibility of the Customer and will vary based upon the size and destination of the order.

                                    EXHIBIT E

                 MARKETING PLAN & MARKETING AND PROMOTION BUDGET

                          (To be added by Distributor)

                      STANDARD TERMS AND CONDITIONS OF SALE
                                 (DISTRIBUTORS)

1.    PAYMENT

      VASCO may require cash in advance of delivery. If Distributor maintains credit arrangements satisfactory to VASCO, terms of payment are net thirty (30) days from date of invoice. Overdue amounts shall bear interest at the lesser of one and one-half percent (1.5%) per month or the highest legal rate. On international orders, payment shall be in U.S. dollars and effected by wire transfer.

2.    PRICES AND TAXES

      (a) All prices are stated in U.S. dollars, FOB origin. VASCO may revise prices at any time. VASCO shall use its best efforts to give Distributor at least thirty (30) days notice before it increases prices. Such increases shall apply to all purchase orders which VASCO receives or accepts after the effective date of the increase. Price decreases may occur without notice. Such decreases shall apply to all unfilled orders which VASCO has accepted before the effective date of the decrease.

      (b) Prices are exclusive of, and Distributor is responsible for, all excise, sales, use, or like taxes or duties. Distributor shall pay any such tax, fee, or charge in addition to the prices quoted or invoiced unless Distributor supplies VASCO with satisfactory tax exemption certificates.

3.    SHIPMENT AND DELIVERY

      VASCO will normally ship freight collect FOB Lombard, Illinois via United Parcel Service, unless Distributor requests otherwise. International orders will be shipped via VASCO's selected air carrier unless Distributor requests otherwise, and Distributor is responsible for all customs, excise and duty related fees and expenses. If VASCO pays any shipping charges, they will be listed as a separate invoice item. VASCO will use reasonable efforts to deliver the Products within the times Distributor requests, but VASCO shall not be liable for any failure to do so.

4.    TITLE AND RISK OF LOSS

      Risk of loss and damage to the Products shall pass to Distributor upon their delivery to a carrier (FOB) 1919 South Highland Avenue, Suite 118-C, Lombard, Illinois). VASCO shall retain a purchase money security interest in and title to the Products until payment in full. Distributor agrees to execute any documents necessary to perfect such security interest. In no event shall title to any Software pass to Distributor.

5.    PROPRIETARY INFORMATION

      The Products contain valuable proprietary programs and data. VASCO retains for itself or its suppliers all title and proprietary rights in and to all designs, engineering details, software residents in Read-Only Memories (ROMS), and other program data contained in any Product.

      Distributor shall treat any information disclosed to it hereunder which is identified as confidential or proprietary in strict confidence and shall not disclose such information to third parties or use it for any purpose other than the purpose for which it was disclosed to Distributor.

6.    PATENT AND COPYRIGHT INDEMNITY

      VASCO, except as otherwise provided below, shall defend or settle any claim, suite or proceeding against Distributor or Distributor's customer so far as it is based on an allegation that any Product of VASCO's standard manufacture, design and composition infringes a United States patent or registered copyright when used as VASCO contemplated and provided that VASCO shall have sole control of any such action or settlement negotiations. Distributor agrees that VASCO at its sole option shall have no obligations under this paragraph unless Distributor or its customer notifies VASCO promptly in writing of such claim, suit or proceeding and gives VASCO authority to proceed as contemplated herein, and, gives VASCO proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If a Product, or any part thereof, is held to infringe and its use is enjoined, VASCO will, at its option either:

      (a) Procure for Distributor, at VASCO's expense, the right to continue using the Product;

      (b)  replace or modify the Product so it shall be non-infringing; or

      (c) direct Distributor to return such Product to VASCO and refund to Distributor or Distributor's customer the purchase price originally paid less a use credit equal to the applicable VASCO lease charges for the period of use.

VASCO shall only resort to option (c) after having exerted reasonable effort to remedy the situation by first utilizing option (a) or (b). VASCO has no liability for any claim, suit or action pursuant to this Paragraph based upon or arising out of compliance with Distributor's designs, specifications or instructions; modification of the Product; or the combination operation or use of the Product with products or items not furnished by VASCO. THE FOREGOING STATES VASCO'S ENTIRE LIABILITY AND OBLIGATIONS AND DISTRIBUTOR'S EXCLUSIVE REMEDY WITH RESPECT TO ANY CLAIM, SUIT OR ACTION ALLEGING INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

7.    LIMITED PRODUCT WARRANTY

      Distributor may pass on to its customer the following standard limited warranty for the Products, including the limitations set forth therein. The hardware Products and all components thereof are warranted against defects in materials and/or workmanship for one (1) year from purchase by Distributor's customer or fifteen (15) months from VASCO's initial shipment to Distributor, whichever is less. The software and firmware Products which VASCO has designated for use with a hardware Product, when properly installed on that hardware Product, are warranted not to fail to execute their programming instructions due to defects in materials and workmanship. This warranty is contingent upon proper use of the Product in the application for which it is intended and is voided if the Products are modified without VASCO's approval or are subjected to unusual physical or electrical stress. When a Product is returned validly to VASCO under this warranty, VASCO at its option shall repair or replace the defective Product or components at no charge. VASCO will furnish repair parts and replacement Products on an exchange basis. Such parts and replacement Products may be either reconditioned or new. VASCO will return the Products promptly at its expense by a carrier or method of delivery of its choosing after their repair or replacement.

      VASCO does not warrant that the software, firmware or hardware shall operate uninterrupted or without error. The Warranty will be void on Products which have been subjected to abuse, misuse, accident, alteration, neglect, unauthorized repair or installation. VASCO shall make the final determination as to the existence and cause of any alleged defect. Custom products and products produced to Distributor's specifications are not warranted except as VASCO specifically agrees to in writing in a custom product agreement.

      This warranty is the only warranty VASCO makes with respect to the goods delivered hereunder. It may be modified or amended only by a written instrument signed by a duly authorized officer of VASCO and accepted by Distributor.

      THE WARRANTY AND LIMITATION IS IN LIEU OF ALL WARRANTIES WITH RESPECT TO THE PRODUCT WHETHER EXPRESS, IMPLED OR STATUTORY INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL VASCO BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

8.    LIMITATION OF LIABILITY

      VASCO shall not be liable for any loss, damages or penalty resulting from delay in delivery when such delay is due to causes beyond VASCO's reasonable control, including but not limited to supplier delay, force majeure, act of God, labor unrest, fire, explosion or earthquake. In any such event the delivery date shall be deemed extended for a period equal to the delay.

      VASCO'S LIABILITY UNDER, FOR BREACH OF, OR ARISING OUT OF THIS AGREEMENT AND/OR SALE SHALL BE LIMITED TO REFUND OF THE PURCHASE PRICE. IN NO EVENT SHALL VASCO BE LIABLE FOR DISTRIBUTOR'S COST OF PROCURING SUBSTITUTE GOODS. IN NO EVENT SHALL VASCO BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES WHETHER OR NOT VASCO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED, WHETHER FOR BREACH OR REPUDIATION OF AGREEMENT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE. THIS EXCLUSION ALSO INCLUDES ANY LIABILITY WHICH MAY ARISE OUT OF THIRD PARTY CLAIMS AGAINST DISTRIBUTOR. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT VASCO'S POTENTIAL LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE.

9.    PROPERTY RIGHTS

      (a) Property Rights. Distributor agrees that VASCO or its suppliers own all right, title and interest in the product lines that include the Products now or hereafter subject to this Agreement and in all of VASCO's or its suppliers' patents, trademarks, service marks, trade names, inventions, copyrights, know-how and trade secrets relating to the design, manufacture, operation or service of the Products.

      (b)Sale Conveys no Right to Manufacture or Copy. VASCO offers the Products for sale and sells them subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of them. Distributor shall take appropriate steps as VASCO may request to inform its customers of and assure their compliance with the restrictions contained in this Subparagraph 9(b).

10.   SOFTWARE LICENSE

      Programs provided hereunder are licensed to Distributor pursuant to the terms and conditions of VASCO's Program License Agreement, including but not limited to ownership by VASCO or VASCO's suppliers, restriction to use by Distributor on a single system, restrictions or transfer and copying, and limitations of liability. Distributor acknowledges receipt and review of such license, which is included in the Product package, and agrees to be bound by its terms.

11.   TRADEMARKS AND TRADENAMES

      (a) Use. During the term of this Agreement Distributor shall have the right to indicate to the public that it offers for purchase VASCO's Products. Distributor may not use the trademarks, service marks and trade names that VASCO or its supplier may adopt from time to time [the "Trademark(s)"] without VASCO's prior written consent, which consent will be granted in VASCO's sole discretion. Distributor shall not alter or remove any Trademark applied to the Products at the factory. Nothing herein shall grant to Distributor any right, title or interest in the Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, service marks or trade names confusingly similar to those of VASCO or its suppliers.

      (b)Approval of Representations. Distributor shall submit the design, color and other details of all representations of the Trademarks to VASCO for approval prior to their permitted use unless they are exact copies of those which VASCO uses.

12.   SUBSTITUTIONS AND MODIFICATION

      VASCO shall have the right to make substitutions and modifications in the specifications of the Products it sells provided that such substitutions or modifications will not affect materially overall Product performance.

13.   ASSIGNMENT

      Distributor may assign this contract upon written approval of VASCO, which shall not be unreasonably withheld

14.   BANKRUPTCY

      If Distributor shall become bankrupt, insolvent, compromises with its creditors, commences to be wound up or suffers a receiver to be appointed, VASCO shall have the right to cancel this Agreement without judicial intervention or declaration of Distributor's default and without prejudice to any right or remedy which shall have accrued or shall accrue thereafter to VASCO.

15.   DISTRIBUTOR'S ACCEPTANCE--ENTIRE AGREEMENT

      The terms and conditions set forth herein and in any applicable Distributor Agreement (such as DISTRIBUTOR, Distributor, OEM or Manufacturer's Representative) shall constitute this entire DISTRIBUTOR agreement between VASCO and the Distributor. VASCO shall not be bound by any terms of Distributor's order which add to, modify or are inconsistent with the terms set forth in the Distributor Agreement and this document. Distributor's acceptance of these terms will be made by written acceptance of this Agreement.

      No trade usage or prior course of dealing shall modify, supplement, qualify or be used to interpret this Agreement unless such usage or dealing expressly has been made a part hereof.

16.   MISCELLANEOUS

      Paragraph headings are provided for convenience of reference only and shall not limit or modify any term hereof. Stenographic and clerical errors are subject to correction.

      The agreement between the parties is made, governed by, and shall be construed in accordance with the law of the State of Illinois.

                  CONFIDENTIAL INFORMATION DISCLOSURE AGREEMENT

      It is understood and agreed that the following shall govern the oral and/or written disclosure of CONFIDENTIAL INFORMATION by VASCO DATA SECURITY, INC. ("VASCO") to HUCOM, INC. ("HUCOM") concerning the VASCO SmartCard Reader, AccessKey, Digipass and software products.

      The CONFIDENTIAL INFORMATION is disclosed in confidence so that HUCOM may evaluate and use CONFIDENTIAL INFORMATION for the purpose of assisting VASCO in the commercial exploitation thereof. In consideration of the disclosure, HUCOM agrees to treat, and will treat, the CONFIDENTIAL INFORMATION disclosed to it as confidential until such time as the CONFIDENTIAL INFORMATION becomes publicly available through no act or failure to act on the part of HUCOM as evidenced by written documentation.

      HUCOM further agrees not to make any use of the CONFIDENTIAL INFORMATION other than for the above-mentioned purpose(s) and will not disclose CONFIDENTIAL INFORMATION to any other person without the prior written consent of VASCO, except that if HUCOM is a corporation, CONFIDENTIAL INFORMATION may be disclosed to a person within the company on a need-to-know basis. If no satisfactory arrangement is concluded between the parties, or if otherwise requested by VASCO, HUCOM agrees to return to VASCO any written disclosure of CONFIDENTIAL INFORMATION provided by VASCO plus any copies, notes, summaries or other materials derived from the CONFIDENTIAL INFORMATION.

      With respect to the subject matter set forth above, this Agreement constitutes the entire agreement between the parties and supersedes any previous oral or written representations, understandings or agreements as to the above subject matter.



VASCO DATA SECURITY, INC.               HUCOM, INC.

T. Kendall Hunt                         Hideaki Sato
------------------------------          ------------------------------
NAME                                    NAME

Chief Executive Officer                 CEO & President
------------------------------          ------------------------------
TITLE                                   TITLE


/s/ T. Kendall Hunt                     /s/ Hideaki Sato
------------------------------          ------------------------------
SIGNATURE                               SIGNATURE

6/3/97                                  6/3/97
------------------------------          ------------------------------
DATE                                    DATE

                                    EXHIBIT F

                                VASCO TRADEMARKS

Following is a list of the trademarks for VASCO Corporation and its subsidiaries:

1.    VASCO
2.    ACCESSKEY
3.    AUTHENTICARD
4.    DIGIPASS
5.    VACMAN
6.    CRYPTAPAK

          Further to the Distributor Agreement dated 3rd of June, 1997.


         VASCO Data Security Inc. hereby agreed to integrate the CyberGuard Firewall into its VACMan product within 3 months of period from this date.



VASCO Data Security, Inc.                 HUCOM, Inc.

By:                                       By:

Name:  T. Kendall Hunt                    Name:  Hideaki Sato
       ----------------------------              ------------------------------

Title: Chairman & CEO                     Title: CEO & President
       ----------------------------              ------------------------------